Exhibit 10.27

AMENDMENT NUMBER 1

TO

ROYALTY TRANSFER AGREEMENT

This Amendment Number 1 to Royalty Transfer Agreement (this “Amendment”), dated as of June 6, 2022, is made by and among Cullinan Pearl Corp., a Delaware corporation (the “Company”), MPM Oncology Charitable Foundation, Inc., a Massachusetts charitable foundation (“MPM Charitable Foundation”) and the UBS Optimus Foundation, a Swiss charitable foundation (“Optimus,” and together with the MPM Charitable Foundation, each a ”Charitable Foundation” and together, the “Charitable Foundations”) and amends that certain Royalty Transfer Agreement, dated as of October 25, 2019, by and among the Company and the Charitable Foundations (the “Royalty Transfer Agreement”). All capitalized terms used herein that are not otherwise defined herein shall have their respective meanings as set forth in the Royalty Transfer Agreement.

RECITALS

WHEREAS, the Company and the Charitable Foundations wish to amend the terms of the Royalty Transfer Agreement as set out in this Amendment;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Charitable Foundations hereby agree as follows:

1.
Amendment. The definition of “Company Products” set forth in Section 1 of the Royalty Transfer Agreement shall be deleted in its entirety and replaced with the following:

““Company Products” shall mean any pharmaceutical product containing that certain chemical compound coded by Company as of the date hereof as TAS6417, also sometimes referred to as CLN-081, provided, however that Company Products do not include, and the payment obligations hereunder shall not apply to, any products owned or controlled by Taiho Pharmaceutical Co., Ltd that are commercialized by or on behalf of Taiho Pharmaceutical Co., Ltd in Japan.”

2.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

3.
Effect on Agreement. Except as specifically amended by this Amendment, the Royalty Transfer Agreement will remain in full force and effect and is hereby ratified and confirmed. To the extent a conflict arises between the terms of the Royalty Transfer Agreement and this Amendment, the terms of this Amendment shall prevail but only to the extent necessary to accomplish their intended purpose.

4.
Governing Law. This Amendment will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

In Witness Whereof, the parties, through their duly authorized representatives, have signed this Amendment on the dates set forth beneath their respective signatures below.

Cullinan Pearl Corp.

By: /s/ Nadim Ahmed

Print Name: Nadim Ahmed

Title: President

MPM Oncology Charitable Foundation, Inc.

By: /s/ Kristen Laguerre

Print Name: Kristen Laguerre

Title: Authorized Signatory

UBS Optimus Foundation

By: /s/ Nina Hoppe

Print Name: Nina Hoppe

Title: Operating Head GSI

And

By: /s/ Haibo Wunderli-Ye

Print Name: Haibo Wunderli-Ye

Title: Head of Business Management